Item 77M -- Scudder Money Funds (Scudder Money
Market Fund, Scudder Government & Agency
Money Fund and Scudder Tax-Exempt Money
Fund)

Registrant incorporates by reference the Registrant's
Registration Statement on Form N-14, Scudder
Money Funds' Proxy Statement, filed on April 19,
2005 (Accession No. 0001193125-05-079599).

Shareholder Meeting Results:

A Special Meeting of Shareholders of Scudder
YieldWise Funds was held on May 26, 2005. The following matter was voted upon by the shareholders of said fund (the resulting votes are presented below):

1. To approve an Agreement and Plan of
Reorganization and the transactions it contemplates, including the transfer of all of the assets of a)
Scudder YieldWise Money Market Fund to Scudder
Money Market Fund, in exchange for shares of Scudder Money Market Fund and the assumption by Scudder Money Market Fund of all of the liabilities of Scudder YieldWise Money Market Fund, and the distribution of such shares, on a tax-free basis for federal income tax purposes, to the shareholders of Scudder YieldWise Money Market Fund in complete liquidation of Scudder YieldWise Money Market
Fund; b) Scudder YieldWise Government & Agency
Money Fund to Scudder Government & Agency
Money Fund, in exchange for shares of Scudder
Government & Agency Money Fund and the
assumption by Scudder Government & Agency
Money Fund of all of the liabilities of Scudder
YieldWise Government & Agency Money Fund, and the distribution of such shares, on a tax-free basis for federal income tax purposes, to the shareholders of Scudder YieldWise Government & Agency
Money Fund in complete liquidation of Scudder
YieldWise Government & Agency Money Fund; and
c) Scudder YieldWise Municipal Money Fund to
Scudder Tax-Exempt Money Fund, in exchange for shares of Scudder Tax-Exempt Money Fund and the assumption by Scudder Tax-Exempt Money Fund of all of the liabilities of Scudder YieldWise
Municipal Money Fund, and the distribution of such shares, on a tax-free basis for federal income tax purposes, to the shareholders of Scudder YieldWise
Municipal Money Fund in complete liquidation of Scudder YieldWise Municipal Money Fund.

       Affirmative 		Against
	Abstain
a)	148,379,207		4,871,036
	4,304,368
b)	47,550,613		425,212
	1,251,134
c)	71,106,112		11,805,731
	4,580,756
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